SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   April 28, 1999
                                                --------------------------------


                           GOLD BANC CORPORATION, INC.
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             (Exact name of registrant as specified in its charter)


KANSAS                             0-28936                         48-1008593
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(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)             File Number)              Identification No.)


11301 Nall Avenue, Leawood, Kansas                                  66211
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Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code         (913) 451-8050
                                                   -----------------------------



                                      None
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        (Former name or former address, if changed since last report)



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Item 5.      Other Events.

     Exchange National Bank is a named defendant in a case styled Wilson v. Olathe Bank, filed in the United States District Court for the District of Kansas on September 11, 1997 on behalf of a putative class of over 2,400 persons who allegedly invested at least $14,900 each in entities known as Parade of Toys and Bandero Cigar Company. The complaint alleged violations of the Racketeer Influenced Corrupt Organizations ("RICO") statute (18 U.S.C. 1962(c)), conspiracy to violate RICO, negligent misrepresentation, fraud, civil conspiracy and negligence on the part of the defendants. The plaintiffs contend that the defendants, including Exchange National Bank, were listed in trade reference sheets provided to plaintiffs by Parade of Toys and Bandero Cigar Company and that the defendants made false and misleading representations on which the plaintiffs relied to their detriment. The Second Amended Complaint seeks actual damages in the total amount of $13,551,559.72. It also prays for punitive damages in a total amount of $27,103,119.44. On September 29, 1998 and on March 11, 1999, the Court entered orders denying plaintiffs' successive motions for class certification. Exchange National Bank has filed a motion for summary judgment on plaintiff Wilson's claims. On April 1, 1999, plaintiff Wilson moved to dismiss her claims without prejudice. On April 5, 1999, the Court granted Wilson's motion to dismiss without prejudice. Defendants have sought reconsideration of that order asserting that Wilson's claims should be dismissed with prejudice.

     A second lawsuit arising out of Parade of Toys styled Aaron v. Hillcrest Bank, was filed in the United States District Court for the District of Kansas on September 23, 1998 on behalf of 670 individually named persons. The complaint names Exchange National Bank as a defendant and alleges similar causes of action as the Wilson action. On April 5, 1999, the Court dismissed the claims of plaintiffs Aaron and McCoy without prejudice.

     On November 12, 1998, the federal district court ruled, in Wilson and Aaron, that multiple plaintiffs could not join their claims in a single action. The Court's orders provide, for the 676 plaintiffs other than Wilson, McCoy and Aaron, that they must initiate a new action by April 30, 1999 or their claims will be dismissed with prejudice. In response, plaintiffs have begun to commence new individual actions in the District Court of Johnson County, Kansas. To date, Exchange National Bank has been served with 24 petitions filed on behalf of individual distributors. Each makes claims of fraud, negligent misrepresentation, civil conspiracy, and negligence. The damages claimed range between $17,900 and $37,900. Exchange National Bank denies any liability and intends to vigorously defend these and any additional claims.

     The First State Bank and Trust Company ("First State Bank"), a wholly owned subsidiary of the Company, is a defendant in an adversary proceeding, filed on July 23, 1998, styled Nelson v. The First State Bank and Trust Company in a bankruptcy case pending in the Federal Bankruptcy Court for the Western District of Missouri, filed on October 14, 1997, styled In re: Hagman's Inc. Hagman's Inc. was owned by William R. Hagman, Jr.'s deceased brother Kenneth R. Hagman. Until his death on September 8, 1997, Kenneth R. Hagman served as a director of First State Bank. William R. Hagman, Jr. has had no interest, direct or indirect, in Hagman's Inc. since 1983. In the adversary proceeding, the bankruptcy trustee alleges that First State Bank received preferential transfers from Hagman's Inc. in settlement of loans and bank overdrafts of approximately $694,000 plus interest prior to the commencement of the Hagman's Inc. bankruptcy case. There is an issue as to whether First State Bank properly perfected its security interest in the debtor's inventory. First State Bank and the trustee each filed motions for summary judgment on the issue of perfection, both of which the court denied. First State Bank and the trustee then agreed to a settlement that was approved by the court on April 9, 1999. As a result of this settlement on April 20, 1999, First State Bank will recognize a charge in the amount of $465,000 to its existing reserve for loan losses.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Gold Banc Corporation, Inc.
                                                (Registrant)


DATE: April 28, 1999                        /s/ Keith E. Bouchey
      -------------------                   --------------------
                                            Keith E. Bouchey
                                            Executive Vice President
                                            and Chief Financial Officer



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